Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the 2009 Annual Report to Shareholders, which is incorporated by reference in Westwood One, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP
New York, New York
November 15, 2010